Exhibit No. 99

News Release

Media Line: 410 234-7433
www.constellation.com

Constellation Generation Group	Constellation NewEnergy
Constellation Energy Commodities Group	BGE HOME
Baltimore Gas and Electric Company	Fellon-McCord & Associates
Constellation Energy Projects & Services Group

Media Contacts:	Robert L. Gould
Angelique Rewers
410 234-7433

Investor Contact:	Kevin W. Hadlock
410 783-3647

Constellation Energy Reports Strong Second Quarter 2005 Earnings

Continued Momentum in Competitive Supply Businesses and Productivity Gains

BALTIMORE, July 29, 2005 - Constellation Energy (NYSE: CEG) today reported second quarter 2005 earnings excluding special items of $0.66 per share, up 22 percent compared to $0.54 per share excluding special items in the second quarter of 2004. These results exceed the company’s earnings guidance range provided in April 2005 of $0.47 - $0.62 per share. On a GAAP basis, the company’s reported earnings were $0.68 per share in the second quarter of 2005, compared to $0.76 per share during the same quarter last year.

“Constellation Energy’s strong performance in the second quarter reflects the continued execution of a business strategy emphasizing smart growth and increased productivity,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy.  “The strong quarter was marked by continued momentum in the company’s competitive supply businesses.  Constellation NewEnergy again demonstrated its ability to grow volume and maintain margins, while the wholesale competitive supply operation also delivered strong results and grew the backlog of transactions, providing a solid foundation for future years’ earnings. Once again, Baltimore Gas & Electric had a good quarter and is executing to its plan. BGE continues to be a stable contributor of earnings and cash flow.

“Importantly, we continue to make significant progress toward our 2005 productivity target,” said Shattuck. “Most of the actions required to achieve our calendar year target have been executed, and we are well on our way to achieving our $80 million productivity goal this year. Year-to-date, we have realized about 80 percent of our goal, largely driven by greater operating efficiencies across our Generation Group, which completed record refueling outages at all three of our nuclear plants. We also completed the sale of the Oleander Power Plant in Cocoa, Fla., further demonstrating our discipline to focus our capital and management talent on strategically relevant markets. Based on our success during the first half of 2005, we reaffirm our guidance range of $3.35 to $3.60 earnings per share.”

The following table summarizes both earnings per share excluding special items and earnings per share reported in accordance with generally accepted accounting principles (GAAP) for the three and six months ended June 30, 2005 and 2004:

	Three Months Ended June 30,
	2005		2004
	Reported GAAP EPS*	EPS Excluding Special Items	Reported GAAP EPS*	EPS Excluding Special Items
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.13	$0.13	$0.13	$0.13
Merchant Energy	0.51	0.51	0.63	0.42	(1)
Other Nonregulated	0.02	0.02	—	(0.01	)(2)
Diluted Earnings Per Share from Continuing Operations	0.66	0.66	0.76	0.54

Income from Discontinued Operations Assuming Dilution - Oleander	0.02	—	0.01	—
Loss from Discontinued Operations Assuming Dilution - Hawaiian Geothermal Power Plant	—	—	(0.01)	—
Diluted Earnings Per Share	$0.68	$0.66	$0.76	$0.54

* Unaudited.

Prior period amounts reclassified to conform with current period presentation of Oleander discontinued operations.

GAAP EPS was adjusted by the following amounts to calculate EPS excluding special items

(1) Synfuel tax credits associated with 2003 production at SC facility - ($0.21) per share.

(2) Net gain on sales of investments and other assets - ($0.02) per share, partially offset by impairment of a financial investment - $0.01 per share.

	Six Months Ended June 30,
	2005		2004
	Reported GAAP EPS*	EPS Excluding Special Items	Reported GAAP EPS*	EPS Excluding Special Items
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.53	$0.53	$0.56	$0.56
Merchant Energy	0.78	0.78	0.85	0.64	(1)
Other Nonregulated	0.02	0.02	—	(0.02	)(2)
Diluted Earnings Per Share from Continuing Operations	1.33	1.33	1.41	1.18

Income from Discontinued Operations Assuming Dilution - Oleander	0.02	—	0.03	—
Loss from Discontinued Operations Assuming Dilution - Hawaiian Geothermal Power Plant	—	—	(0.29)	—
Diluted Earnings Per Share	$1.35	$1.33	$1.15	$1.18

* Unaudited.

Prior period amounts reclassified to conform with current period presentation of Oleander discontinued operations.

GAAP EPS was adjusted by the following amounts to calculate EPS excluding special items

(1) Synfuel tax credits associated with 2003 production at SC facility - ($0.21) per share.

(2) Net gain on sales of investments and other assets - ($0.03) per share, partially offset by impairment of a financial investment - $0.01 per share.

Baltimore Gas and Electric (BGE)

BGE reported earnings of $0.13 per share for the second quarter of 2005, consistent with the top of our guidance range provided in April and unchanged from the $0.13 per share earned for the second quarter of 2004.

In April, BGE filed a gas distribution rate case requesting an annual gas revenue increase of $52.7 million. BGE last sought an increase in natural gas delivery rates in 1999, and since that time, the utility has experienced higher operating costs and has made substantial capital investments to keep the quality of customer service high. The company expects a decision from the Public Service Commission of Maryland near year-end.

Merchant Energy

Our merchant energy business earned $0.51 per share, which was in line with the high-end of our $0.38 - $0.53 per share earnings guidance range. These results are above the $0.42 per share excluding special items earned during the second quarter of 2004.  The increase resulted primarily from productivity gains and the timing of nuclear refueling outages.

Also in the second quarter, Constellation Energy Commodities Group, the wholesale origination and risk management unit, acquired interests in two natural gas producing properties in separate transactions for a combined $233 million. The properties are located in Texas and Alabama, with proved reserves estimated by third parties to be more than 216 billion cubic feet equivalent. The company estimates 2006 production volume will be 10.5 billion cubic feet equivalent.

“These acquisitions are consistent with our strategy across all commodities of focusing on the physical energy requirements of our customers and managing their exposure to commodity prices and volume variability,” said Thomas V. Brooks, president of Constellation Energy Commodities Group. “Our power model has worked well for us, and we have developed a significant competitive advantage that involves acquiring undifferentiated commodities at the source and managing the physical logistics and risks involved in moving the commodity to the customer, often in the form of a customized transaction that meets specific needs. The skill sets of good valuation on the front end, effective hedging and management of variable quantity and price risks, and structuring around customer needs are directly translatable to gas.”

Earnings Excluding Special Items

Constellation Energy presents earnings excluding special items in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS).  Earnings excluding special items is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, and other special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations.  We present earnings excluding special items because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP.  We believe such a measure provides a picture of our results that is comparable among periods since it excludes the impact of items such as workforce reduction costs, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods.  However, investors should note that these non-GAAP measures involve judgments by management (in particular, judgments as to what is or is not classified as a special item).  These non-GAAP measures are also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of earnings excluding special items.  Constellation Energy is unable to reconcile its 2005 earnings guidance excluding special items to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so.  The impact of special items could be material to our operating results computed in accordance with GAAP.

SEC Filings

The company plans to file its Form 10-Q for the three months ended June 30, 2005 on or about August 8, 2005.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934.  These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project.  For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Form 10-K under the forward-looking statements section.

Conference Call July 29, 2005

Constellation Energy will host a conference call at 8:30 a.m. EDT on July 29, 2005, to review its second quarter 2005 financial results. To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:30 a.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available approximately one hour after the end of the call. The replay number is (800) 691-4871 (U.S.) or (203) 369-3319 (international). A live audio webcast of the conference call, as well as presentation slides, will be available on the Investor Relations page of the company Web site, www.constellation.com. The reference to our Web site is an active textual reference and the contents of our Web site are not part of this press release.

About Constellation Energy

Constellation Energy (http://www.constellation.com), a FORTUNE 200 company based in Baltimore, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of more than 100 generating units located throughout the United States, totaling approximately 12,000 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland. In 2004, the combined revenues of the integrated energy company totaled $12.5 billion.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$2,928.7	$2,198.6	$5,702.4	$4,425.8
Regulated electric revenues	465.1	477.2	956.6	961.6
Regulated gas revenues	141.7	111.5	506.3	429.4
Total revenues	3,535.5	2,787.3	7,165.3	5,816.8
Expenses
Fuel and purchased energy expenses	2,624.7	1,927.7	5,341.1	4,128.6
Operating expenses	473.6	466.4	938.9	866.0
Depreciation and amortization	136.5	127.3	270.2	248.9
Accretion of asset retirement obligations	15.3	12.4	30.4	23.5
Taxes other than income taxes	67.1	61.6	135.6	125.6
Total expenses	3,317.2	2,595.4	6,716.2	5,392.6
Income from Operations	218.3	191.9	449.1	424.2
Other Income	11.3	5.0	21.6	9.6
Fixed Charges
Interest expense	76.7	83.5	158.0	168.3
Interest capitalized and allowance for borrowed funds used during construction	(2.6)	(3.2)	(5.6)	(5.8)
BGE preference stock dividends	3.3	3.3	6.6	6.6
Total fixed charges	77.4	83.6	159.0	169.1
Income from Continuing Operations Before Income Taxes	152.2	113.3	311.7	264.7
Income Tax Expense (Benefit)	33.2	(14.9)	72.4	26.2
Income from Continuing Operations	119.0	128.2	239.3	238.5
Income from discontinued operations associated with our Oleander plant, net of income taxes of $1.8, $1.7, $2.1, and $3.1, respectively	2.7	2.7	3.1	4.9
Loss from discontinued operations associated with our Hawaiian Geothermal Power Plant, net of income taxes of $2.6 and $26.4, respectively	—	(2.7)	—	(49.0)
Net Income	$121.7	$128.2	$242.4	$194.4
Earnings Applicable to Common Stock	$121.7	$128.2	$242.4	$194.4
Average Shares of Common Stock Outstanding - Basic	177.6	168.7	177.2	168.4
Average Shares of Common Stock Outstanding - Diluted	179.7	169.6	179.2	169.4

Earnings Per Common Share from Continuing Operations -Basic	$0.67	$0.76	$1.35	$1.42
Income from discontinued operations associated with our Oleander plant - Basic	0.02	0.02	0.02	0.03
Loss from discontinued operations associated with our Hawaiian Geothermal Power Plant - Basic	—	(0.02)	—	(0.30)
Earnings Per Common Share - Basic	$0.69	$0.76	$1.37	$1.15

Earnings Per Common Share from Continuing Operations - Diluted	$0.66	$0.76	$1.33	$1.41
Income from discontinued operations associated with our Oleander plant - Diluted	0.02	0.01	0.02	0.03
Loss from discontinued operations associated with our Hawaiian Geothermal Power Plant - Diluted	—	(0.01)	—	(0.29)
Earnings Per Common Share - Diluted	$0.68	$0.76	$1.35	$1.15

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2005	2004
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$719.0	$706.3
Accounts receivable (net of allowance for uncollectibles of $43.7 and $43.1, respectively)	2,191.7	1,979.3
Mark-to-market energy assets	626.1	567.3
Risk management assets	589.8	471.5
Fuel stocks	324.0	298.3
Materials and supplies	205.5	203.8
Other	287.9	262.9
Total current assets	4,944.0	4,489.4
Investments And Other Assets
Nuclear decommissioning trust funds	1,065.9	1,033.7
Investments in qualifying facilities and power projects	310.6	318.4
Mark-to-market energy assets	626.2	359.8
Risk management assets	478.3	306.2
Regulatory assets (net)	145.7	195.4
Goodwill	147.1	144.8
Other	523.7	412.8
Total investments and other assets	3,297.5	2,771.1
Property, Plant And Equipment
Nonregulated property, plant and equipment	8,718.0	8,638.4
Regulated property, plant and equipment	5,450.8	5,412.7
Nuclear fuel (net of amortization)	258.3	264.3
Accumulated depreciation	(4,290.4)	(4,228.8)
Net property, plant and equipment	10,136.7	10,086.6
Total Assets	$18,378.2	$17,347.1
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$1.6	$—
Current portion of long-term debt	193.7	480.4
Accounts payable and accrued liabilities	1,580.0	1,424.9
Customer deposits and collateral	325.7	223.8
Mark-to-market energy liabilities	609.1	559.7
Risk management liabilities	272.2	304.3
Accrued expenses and other	602.7	669.3
Total current liabilities	3,585.0	3,662.4
Deferred Credits And Other Liabilities
Deferred income taxes	1,251.7	1,303.3
Asset retirement obligations	863.3	825.0
Mark-to-market energy liabilities	550.6	315.0
Risk management liabilities	1,148.2	472.2
Postretirement and postemployment benefits	377.8	375.3
Net pension liability	244.0	269.7
Deferred investment tax credits	67.6	71.2
Other	296.7	232.0
Total deferred credits and other liabilities	4,799.9	3,863.7
Long-Term Debt
Long-term debt of nonregulated businesses	3,514.7	3,800.5
Long-term debt of BGE	1,225.9	1,245.9
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(9.1)	(10.5)
Current portion of long-term debt	(193.7)	(480.4)
Total long-term debt	4,795.5	4,813.2
Minority Interests	95.4	90.9
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,567.9	2,502.5
Retained earnings	2,549.2	2,425.9
Accumulated other comprehensive loss	(204.7)	(201.5)
Total common shareholders’ equity	4,912.4	4,726.9
Total Liabilities And Equity	$18,378.2	$17,347.1

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Six Months Ended June 30,
				Hydro &
	Nuclear	Coal	Oil	Gas	Other	Total
Generation by Fuel Type (%)
2005	53.3	30.8	0.7	13.5	1.7	100.0
2004	48.8	35.5	2.0	11.5	2.2	100.0

Thousands of MWH
2005	14,982	8,656	208	3,811	470	28,127
2004	12,557	9,148	523	2,965	571	25,764

Utility Operating Statistics (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2005	2004	2005	2004
ELECTRIC
Revenues (In Millions)
Residential	—with househeating	$80.6	$85.4	$203.4	$213.4
	—other	149.0	153.4	289.1	287.6
	—total	229.6	238.8	492.5	501.0
Commercial	—excluding delivery service	177.5	181.4	353.6	335.1
	—delivery service	24.8	16.4	48.0	33.0
Industrial	—excluding delivery service	13.6	23.7	26.2	60.8
	—delivery service	6.6	4.8	12.5	8.5
System Sales		452.1	465.1	932.8	938.4
Other		13.0	12.1	23.8	23.2
Total		$465.1	$477.2	$956.6	$961.6
Sales (In Thousands) - MWH
Residential	—with househeating	1,027	1,130	2,860	3,071
	—other	1,766	1,865	3,659	3,712
	—total	2,793	2,995	6,519	6,783
Commercial	—excluding delivery service	1,922	2,515	4,064	4,949
	—delivery service	1,851	1,196	3,497	2,325
Industrial	—excluding delivery service	163	368	320	1,047
	—delivery service	767	692	1,503	1,050
Total System Sales		7,496	7,766	15,903	16,154
GAS
Revenues (In Millions)
Residential	—excluding delivery service	$78.9	$71.6	$293.2	$284.3
	—delivery service	4.0	1.2	13.5	9.3
	—total	82.9	72.8	306.7	293.6
Commercial	—excluding delivery service	24.7	22.4	91.6	83.8
	—delivery service	5.4	5.0	17.0	16.0
Industrial	—excluding delivery service	1.4	1.8	5.4	5.9
	—delivery service	2.7	1.6	5.5	3.9
System Sales		117.1	103.6	426.2	403.2
Off-System Sales		26.1	7.0	80.5	24.6
Other		2.0	2.0	4.3	4.3
Total		$145.2	$112.6	$511.0	$432.1
Sales (In Thousands) - DTH
Residential	—excluding delivery service	5,436	4,934	24,566	25,108
	—delivery service	755	726	3,504	4,036
	—total	6,191	5,660	28,070	29,144
Commercial	—excluding delivery service	2,058	2,068	8,820	8,588
	—delivery service	5,880	7,158	17,170	18,616
Industrial	—excluding delivery service	131	145	551	558
	—delivery service	4,758	3,409	9,028	7,813
System Sales		19,018	18,440	63,639	64,719
Off-System Sales		3,521	975	10,878	3,411
Total		22,539	19,415	74,517	68,130

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating/Cooling Degree Days (Calendar-Month Basis)

Heating Degree Days	- Actual	559	458	3,091	3,062
	- Normal	525	529	2,967	2,991
Cooling Degree Days	- Actual	210	291	210	293
	- Normal	238	233	241	237

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Six Months Ended
	June 30,
	2005	2004
Ratio of Earnings to Fixed Charges	2.71	2.42
Effective Tax Rate	22.7%	9.7%
Equity Investment In Nonregulated Businesses — End of Period	$3,279.4	$2,977.9
Equity Investment In Regulated Business — End of Period	$1,633.0	$1,462.8

Common Stock Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Common Stock Dividends - Per Share
—Declared	$0.335	$0.285	$0.670	$0.570
—Paid	$0.335	$0.285	$0.620	$0.545

Market Value Per Share
—High	$57.91	$41.35	$57.91	$41.47
—Low	$50.36	$35.89	$43.01	$35.89
—Close	$57.69	$37.90	$57.69	$37.90

Shares Outstanding—End of Period (In Millions)	177.8	169.3	177.8	169.3

Book Value per Share—End of Period	$27.63	$26.23	$27.63	$26.23

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